EXHIBIT 10-3

REVOLVING LINE OF CREDIT
PROMISSORY NOTE

$14,000,000.00	November 18, 2005
Orlando, Florida

          FOR VALUE RECEIVED, the undersigned, PINEAPPLE HOUSE OF BREVARD, INC., a Florida corporation (“Maker”) promises to pay to the order of BRANCH BANKING AND TRUST COMPANY (hereinafter called the “Bank” or, together with any other holder of this note, the “Holder”) or order, at its place of business at 255 South Orange Avenue, Suite 112, Orlando, Florida 32801, or at such other place as the Holder of this Note may designate in writing, the principal sum of FOURTEEN MILLION AND NO/100 DOLLARS ($14,000,000.00), or so much thereof as is from time to time disbursed pursuant to the Loan Agreement between Maker and Holder dated of even date herewith (the “Loan Agreement”), together with interest thereon at the Interest Rate, in lawful money of the United States, which shall be legal tender in payment of all debts and dues, public and private, at the time of said payment, said principal and interest to be payable as set forth below.

          1.          INTEREST RATE.

                       (a)          Interest shall be due and payable on the outstanding principal balance at a per annum rate (the “Interest Rate”) equal to the sum of (a) one hundred eighty-five basis points (1.85%) and (b) the “LIBOR Rate” as defined below. The initial Interest Rate of five and ninety-four one-hundredths percent (5.94%) per annum shall remain the applicable Interest Rate until the first change in the LIBOR rate (which date shall be the first “Change Date”). On the first Change Date, the Interest Rate shall be adjusted to a rate equal to 1.85% in excess of the new LIBOR Rate, and said Interest Rate, as revised, shall remain in effect until the next succeeding Change Date (hereinafter defined). The Interest Rate shall be adjusted on each Change Date in accordance with each change in the Libor Rate.

                        (b)          “LIBOR” shall mean the average rate (rounded upward, if necessary, to the next higher of 1/100th of 1.0%) quoted in the Wall Street Journal (credit markets section) on the determination date for deposits in U.S. Dollars offered in the London InterBank Market to five major European banks, or if the above method for determining LIBOR shall not be available, a rate shall be used determined by the Lender in its sole discretion as a rate being paid, as of the determination date, by first class banking organizations (as determined by Lender) in the London InterBank Market for U.S. dollar deposits.

                        (c)          “LIBOR Rate” shall mean a rate of interest per annum equal to 30-day LIBOR, which shall be adjusted monthly on the first day of each month (the “Change Date”) for each LIBOR Interest Period. If the first day of any month falls on a day when Lender is closed, the LIBOR rate shall be determined as of the last preceding business day. The LIBOR Rate shall be adjusted for any change in the LIBOR Reserve Percentage so that Lender shall receive the same yield.

                        (d)          “LIBOR Reserve Percentage” shall mean the maximum aggregate rate at which reserves (including, without limitation, any marginal supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System with respect to dollar funding in the London InterBank Market. Without limiting the effect of the foregoing, the LIBOR Reserve Percentage shall reflect any other reserves required to be maintained by such member banks by reason of any applicable regulatory change against (a) any category of liability which includes deposits by reference to which the LIBOR Rate is to be determined; or (b) any category of extensions of credit or other assets related to LIBOR.

                        (e)          Interest shall be calculated on the basis of a 360-day year, actual days elapsed.

          2.          MATURITY DATE.  November 18, 2007.

          3.          PAYMENTS.  Interest at the Interest Rate on the principal balance of the indebtedness outstanding from time to time shall be payable beginning on December 18, 2005, and shall be payable on the 18th day of each successive month thereafter until the Maturity Date at which time all unpaid principal and interest shall be payable in full.

          4.          MORTGAGE AND SECURITY AGREEMENT.  As security for the payment of the indebtedness evidenced by this Note (“Liabilities”), the undersigned (among other things) has granted or has caused to be granted to Holder a Mortgage and Security Agreement dated of even date herewith encumbering and conveying real estate and property therein described and duly recorded among the public records of BREVARD County, Florida (“Mortgage”).  Holder is given a lien upon and a security interest in all property of the undersigned now or at any time hereafter in the possession of Holder in any capacity whatsoever, including but not limited to any balance or share of any deposit, certificate of deposit, trust or agency account, as security for the payment of this Note and the Holder is hereby authorized to apply, on or after maturity (whether by a acceleration or otherwise) to the payment of this debt any such funds or property in possession of the Holder belonging to each Obligor, in such order of application as Holder may from time to time elect, without advance notice.

          5.          DEFAULT RATE.  This note and all sums due hereunder shall bear interest from the date when due (without any prior notice from Holder to Maker or any Obligor), whether by lapse of time or on acceleration, and also after any judgement which may be entered against any Obligor and in favor of Holder, at the Default Rate (as hereinafter defined) until paid.  The Default Rate shall be a rate of interest equal to the highest rate allowed by law until paid.

          6.          INTEREST LIMITATION.  Anything in this note, the Mortgage or any other agreements or arrangements with the undersigned in connection with the loan evidenced by this Note to the contrary notwithstanding, in no event shall the amount of interest due hereunder, together with all amounts reserved, charged, or taken by Holder as compensation for fees, services, or expenses incidental to the making, negotiation or collection of the loan evidenced hereby, which are deemed to be interest under applicable law, exceed the maximum rate of interest on the unpaid principal balance hereof allowed from time to time by applicable law.  If any sum is collected in excess of the applicable maximum rate of interest, the excess sum collected shall be applied to reduce the principal debt or be refunded to Maker, at Holder’s option.

          7.          CONSENT AND WAIVER.  Each Obligor (which term shall mean and include each Borrower, Maker, Guarantor, and all others who may become liable for all or any part of the obligations evidenced and secured hereby), does hereby, jointly and severally:  (a) consent to any forbearance or extension of the time or manner of payment hereof and to the release of all or any part of any security held by the Holder to secure payment of this Note and to the subordination of the lien of the mortgage and any other instrument of security securing this Note as to all or any part of the property encumbered thereby, all without notice to or consent of that party;  (b) agree that no course of dealing or delay or omission or forbearance on the part of the Holder in exercising or enforcing any of its rights or remedies hereunder or under any instrument securing this Note shall impair or be prejudicial to any of the Holder’s rights and remedies hereunder or to the enforcement hereof and that the Holder may extend, modify or postpone the time and manner of payment and performance of this Note and any instrument securing this Note, may grant forebearances and may release, wholly or partially, any security held by the Holder as security for this Note and release, partially or wholly, any person or party primarily or secondarily liable with respect to this Note, all without notice to or consent by any party primarily or secondarily liable hereunder and without thereby releasing, discharging or diminishing its rights and remedies against any other party primarily or secondarily liable hereunder;  (c) waive notice of acceptance of this Note, notice of the occurrence of any default hereunder or under any instrument securing this Note and presentment, demand, protest, notice of dishonor and notice of protest and notices of any and all action at any time taken or omitted by the Holder in connection with this Note or any instrument securing this Note and waives all requirements necessary to hold that party to the liability of that party;  (d) waive any “venue privilege” and/or “diversity of citizenship privilege” which they have now or have in the future, and do hereby specifically agree, notwithstanding the provision  of any state or federal law to the contrary, that the venue for the enforcement, construction or interpretation of this note shall be the County Court, Circuit Court or Federal Court selected by the Holder hereof and they do hereby specifically waive the right to sue or be sued in the court of any other county in the State of Florida, any court in any other state or country or in any federal court, or in any state or federal administrative tribunal.

          8.          ATTORNEYS’ FEES.  All parties liable for the payment of this Note agree to pay the Holder in addition to the principal, premium and interest due and payable hereon, reasonable paralegal fees, attorneys’ fees and costs, whether or not an action be brought, for the services of counsel employed after maturity or default to collect this Note or any principal or interest due hereunder, or to protect the security, if any, or enforce the performance of any other agreement contained in this Note or in any instrument of security executed in connection with the loan evidenced hereby, including, but not limited to costs, paralegal fees and attorneys’ fees and costs on any trial, or appellate proceedings, or in any proceedings under the United States Bankruptcy Code or in any post judgment proceedings.

          9.          EVENTS OF DEFAULT.  The happening of any of the following events shall constitute a default or Event of Default hereunder:  (a) failure of any Obligor to pay any principal, interest or any other sums required hereunder when due under this Note; or (b) a default or Event of Default shall occur in any instrument securing this Note or in any other instrument executed in connection with the loan evidenced hereby.

          10.        ACCELERATION.  If a default or Event of Default shall occur hereunder and such default shall continue for ten (10) days then at the option of the Holder, the entire principal sum then remaining unpaid together with any premiums and accrued interest shall immediately become due and payable without notice or demand, and said principal  and premiums shall bear interest from such date at the highest legal rate permitted by law, from time to time, to be charged by Holder, it being agreed that interest not paid when due shall, at the option of the Holder, draw interest at the rate provided for in this paragraph. Failure to exercise the above options shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.  If this Note is payable upon demand, then no terms or provisions contained in this paragraph shall be deemed or interpreted to alter or abrogate the demand nature of this Note or the rights of Holder under a demand instrument.

          11.         OTHER REMEDIES.  If a default or an Event of Default shall occur Holder shall have in addition to its remedies under the Mortgage, this Note, Loan Agreement, and/or any other instrument securing or executed in conjunction with the loan evidenced hereby and applicable law all the remedies of a secured party under the Uniform Commercial Code of the State of Florida and, without limiting the generality of the foregoing, Holder shall have the right, at its option, and without notice or demand, to declare the entire amount of this Note remaining unpaid, and all other liabilities selected by Holder, immediately due and payable, less any unearned interest or other charges and any rebates required by law (it being the intention hereof that under no circumstances shall Holder be entitled to receive at any time any charges not allowed or permitted by law or any interest in excess of the maximum allowed by law); to set off against this Note all money owed by Holder in any capacity to the undersigned or any guarantor hereof, whether or not due; and Holder shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default even though such charge is made or entered in the books of Holder subsequent thereto.  Upon disposition of any collateral after the occurrence of any default, undersigned shall be and remain liable for any deficiency; and Holder shall account to undersigned for any surplus, but Holder shall have the right to apply all or any part of such surplus (or to hold the same as a reserve) against any and all other liabilities of undersigned to Holder.

          12.         FLORIDA LAW.  This Note is executed under seal and constitutes a contract under the laws of the State of Florida, and shall be enforceable in a Court of competent jurisdiction in that State, regardless of in which State this Note is being executed.

          13.         HEADINGS.  The headings of the paragraphs contained in this Note are for convenience of reference only and do not form a part hereof and in no way modify, interpret or construe the meaning of the parties hereto.

          14.         DOCUMENTARY STAMPS.  Documentary stamps in the amount required by Florida Law have been purchased and affixed to the Mortgage of even date which secures this Note.

          15.         LATE CHARGE.  The undersigned promises to pay to the Holder of this note a “late charge” not to exceed an amount equal to five per cent (5%) of any principal or interest which is not paid within ten (10) days from the due date thereof to cover the extra expense involved in handling delinquent payments. Collection or acceptance by Holder of such late charge shall not constitute a waiver of any remedies of Holder provided herein.

          16.         CROSS DEFAULT.  A default under this Note shall be and constitute a default under any and all other notes or other evidence of indebtedness and any instruments of security therefor in which an Obligor is liable and of which the Holder is the Holder and a default under any other loan any Obligor has at anytime to Holder or any other lender shall be a default hereunder.

          17.         MISCELLANEOUS.

                       (a)          The term “Maker”, as used herein, in every instance shall include the Maker’s heirs, executors, administrators, successors, legal representatives and assigns, and shall denote the singular and/or plural, the masculine and/or feminine, and natural and/or artificial persons whenever and wherever the context so requires or admits.

                       (b)          This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

          All payments made on the indebtedness evidenced by this Note shall be applied first to repayment of monies paid or advanced by Holder on behalf of the Maker in accordance with the terms of the Mortgage securing this Note, and thereafter shall be applied to payment of accrued interest, and lastly to payment of principal.

          The interest rate charged under this loan is authorized by Section 687.12, Florida Statutes and by Chapter 655, Florida Statutes and any applicable federal laws or regulations.

          The principal balance hereof may be borrowed and re-borrowed from time to time during the term hereof in accordance with the terms of the Loan Agreement but may not exceed at any one time an outstanding principal balance of $14,000,000.00.

          PAYMENT IN FULL OF THIS NOTE SHALL NOT RESULT IN ITS TERMINATION AS LONG AS THE LOAN AGREEMENT IS IN EFFECT.

MAKER AND HOLDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE INCLUDING BUT NOT LIMITED TO ANY POST JUDGEMENT ACTIONS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER MAKING THE LOAN OR EXTENSION OF CREDIT EVIDENCED BY THIS NOTE.

/s/ SRW (Initials)

Address of Maker:
“MAKER”
1684 W. Hibiscus Blvd.
Melbourne, Florida 32901	PINEAPPLE HOUSE OF BREVARD, INC.,
a Florida corporation

	By:	/s/ Stephen R. Wherry

STEPHEN R. WHERRY
Treasurer

TAXPAYER IDENTIFICATION NUMBER: 02-0659233